Exhibit 99.1

Global Net Lease Third Quarter 2021 Investor Presentation Pictured – McLaren Campus in Woking , U.K.

COMPANY HIGHLIGHTS

GNL GLOBAL NET LEASE

1. **High-Quality, Mission Critical, Net Lease Focused Portfolio**: Featuring high portfolio occupancy of 99.1% and near complete Original Cash Rent collection[(1)] for the fourth consecutive quarter, highlighting strong overall operating performance

2. **Differentiated Strategy with International Diversification:** Portfolio of 239 properties in the U.S. and Canada complimented by a 73 property Europe portfolio that is collectively diversified across 134 tenants in 48 industries

3. **Long-Term, Embedded Rental Growth From Primarily Investment Grade[(2)] Rated Tenants:** 55% of portfolio annualized straight-line rent is derived from Investment Grade rated tenants

4. **Robust Acquisition Pipeline to Drive Long Term Value:** Total year-to-date closed and pipeline acquisitions of $451.3 million with a weighted Average Cap Rate of 9.0%[(3)] and a weighted average Remaining Lease Term[(4)] of 16.4 years

5. **Fortified Balance Sheet:** Including $500 million of senior unsecured notes, rated[(5)] investment grade by S&P and BB+ by Fitch, plus $1.9 billion of additional debt that collectively has a weighted average interest rate of 3.4%

6. **Fully Aligned and Experienced Management Team:** Fully integrated external management team creates a highly scalable platform with an acquisition pipeline generated by a proven, country-focused origination network

GNL GLOBAL NET LEASE

Note: Metrics as of September 30, 2021, unless otherwise noted.

1. *Cash Rent collected includes both contractual rents and deferred rents paid during the period.*
2. *As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2021. For the third quarter 2021, GNL's portfolio was 31% actual investment grade rated and 24% implied investment grade rated.*
3. *Refer to slide 10 for additional information and basis for metric calculation included in the footnotes.*
4. *Represents remaining lease term as of closing date, or expected closing date, and is weighted based on square feet.*
5. *A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.*

2

PORTFOLIO HIGHLIGHTS

GNL GLOBAL NET LEASE








takmanni

Portfolio Overview	Q3'21	Q3'20
Properties	312	299
Square Feet (millions)	38.3	34.7
Tenants	134	127
Industries	48	47
Countries and Territories	12	11
Leased	99.1%	99.6%
Weighted Average Remaining Lease Term[(1)]	8.2 years	8.7 years
% of SLR derived from Investment Grade Tenants[(2)(3)]	55.4%	65.1%
% of SLR derived from Rated Tenants	70.2%	67.8%
% of leases with contractual rent increases[(4)]	94.0%	93.4%

Metrics for Q3'21 as of September 30, 2021 and as of September 30, 2020 for Q3'20.

1. *Weighted average remaining lease term in years is based on square feet as of September 30, 2021 for Q3'21 and as of September 30, 2020 for Q3'20.*
2. *Refer to Investment Grade Rating definition included in the footnotes on page 2. For Q3'21, comprised of 31% leased to tenants with an actual investment grade rating and 24% leased to tenants with an implied investment grade rating as of September 30, 2021. For Q3'20, comprised of 36% leased to tenants with an actual investment grade rating and 29% leased to tenants with an implied investment grade rating as of September 30, 2020.*
3. *For Q3'21, calculated as of September 30, 2021 using annualized straight-line rent ("SLR") converted from local currency into USD as of September 30, 2021 and for Q3'20, calculated as of September 30, 2020 using annualized straight-line rent ("SLR") converted from local currency into USD as of September 30, 2020 for the in-place lease on the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.*
4. *Contractual rent increases include fixed percent or actual increases, or country CPI-indexed increases. For Q3'21, percentage of leases with rent increases is based on square feet as of September 30, 2021 and September 30, 2020 for Q3'20.*

3

4 Financial Services 13% Auto Manufacturing 12% Technology 6% Healthcare 6% Consumer Goods 5% Freight 4% Aerospace 4% Logistics 4% Telecommunications 4% Energy 4% Engineering 3% Pharmaceuticals 3% Automotive Parts 3% All Other 21% Investment Grade 55% Non - Investment Grade Rated 39% Not Rated 6% Metal Processing 4% WELL BALANCED PORTFOLIO SUPPORTS CONTINUED GROWTH As of September 30, 2021. 1. Metric based on SLR . Refer to SLR definition included in the footnotes on page 3. 2. Refer to Investment Grade Rating definition included in the footnotes on page 2. Credit Rating (1)(2) Tenant Industry (1) Geography (1) Asset Type (1) United States 59% United Kingdom 21% Netherlands 4% Finland 4% France 4% Germany 3% Luxembourg 2% Channel Islands 2% Italy , Canada & Spain 1% Retail 5% Industrial/ Distribution 52% Office 43% Government 4%

5 ATTRACTIVE PORTFOLIO IN LINE WITH INVESTMENT GRADE RATED PEERS Geographic and well diversified tenant base that is leased to primarily Investment Grade rated tenants as compared to GNL investment grade rated peers Weighted Average Remaining Lease Term (2) Occupancy Rate Percentage Investment Grade Tenants (1) Industrial & Distribution Concentration 10.8 10.4 8.2 7.0 5.6 WPC BNL GNL LXP OPI 63.3% 55.4% 48.6% 28.9% 16.7% OPI GNL LXP WPC BNL 99.7% 99.1% 98.0% 97.8% 89.5% BNL GNL WPC LXP OPI 90.2% 52.2% 48.3% 46.3% – LXP GNL WPC VER OPI Source: Company filings. Note: Company metrics as of September 30, 2021, unless otherwise indicated. Peer metrics as of the l ast reporting period of June 30, 2021, unless otherwise indicated. 1. Refer to Investment Grade Rating definition included in the footnotes on page 2. For the Company, comprised of 31% leased to ten ants with an actual investment grade rating and 24% leased to tenants with an implied investment grade rating as of September 30, 2021. Peers report tenants with actual Investment Grade ratings. 2. GNL’s weighted average remaining lease term in years is based on square feet as of September 30, 2021. LXP weights on a cash bas is and other peers may weight averages differently than GNL.

REACHING AND EXCEEDING PRE-PANDEMIC PERFORMANCE LEVELS

GNL GLOBAL NET LEASE

Proactive management throughout the COVID-19 pandemic and a robust acquisition program has delivered significant portfolio growth and enhancement, which management believes has yet to materialize in the public markets, providing significant upside potential in GNL's common stock

($ in millions)

		Q1'2020	Q3'2021
Portfolio	Portfolio Original Cash Rent Collection[1]	100%	100%
	Portfolio Occupancy	99.6%	99.1%
	Square Footage	34.2	38.3
	Industrial/Distribution Exposure *(% of SLR)*	47.0%	52.2%
Financial	Cash NOI[2]	$70.6	$87.4
	Adjusted EBITDA[2]	$60.1	$75.2
	AFFO per Share[2]	$0.44	$0.44
Trading	Stock Price[3]	$20.82	$16.02
	Price to Annualized AFFO[4]	11.8x	9.1x

GNL's Portfolio Is At And Exceeding Pre-Pandemic Performance Levels, Offering Significant Upside Potential



Q1'20
Q3'21
47%
52%
Industrial/Distribution Exposure
100%
100%
Cash Rent Collection
$0.44
$0.44
AFFO per Share
$70.6
$87.4
Cash NOI
$60.1
$75.2
Adjusted EBITDA
Significant Upside Potential
Price / AFFO per Share(4)
9.1x
15.0x
GNL
Peer Group(5)

1. *Cash Rent collected includes both contractual rents and deferred rents paid during the period.*
2. *For Q3'21 Net Income per Share was $0.02 and for Q1'20, Net Income per Share was $0.05. For a detailed reconciliation of non-GAAP measures, refer to slides 28 and 29.*
3. *For Q1'2020, represents the closing stock price based on the January 31, 2020 closing price. For Q3'2021, represents the stock price based on the September 30, 2021 closing price.*
4. *For Q1'2020, calculated as the common stock closing price on January 31, 2020 of $20.82 divided by AFFO per share of $0.44 for Q4'2019 multiplied by four. For Q3'2021, calculated as the common stock closing price on September 30, 2021 of $16.02 divided by AFFO per share of $0.44 for Q3'2021 multiplied by four. Actual AFFO per share for full year periods may differ.*
5. *Peer Group comprised of LXP, BNL, WPC and OPI. Price to AFFO calculated as the closing price on September 30, 2021 for each peer divided by second quarter 2021 AFFO per share multiplied by four. For OPI, CAD is used instead of AFFO per share. Peers may calculate AFFO and CAD differently than we calculate AFFO and actual AFFO per share for full year periods may differ.*

6

7 Tenant Rating Countr y Property Type % of SLR (1) Caa1 (Moody’s) / B - (Fitch) U.K. Industrial 6% Baa2** U.S. / Canada Distribution 4% Baa1 U.S. / Italy Industrial / Distribution 4% Aaa** U.S. Office 3% Baa2* U.K. Office 3% Aa3 NETH Office 3% Baa3** U.S. Industrial / Distribution 3% Baa1 U.S. Industrial 3% Baa2 U.S. Distribution 2% Aa1** FIN Industrial 2% WELL DIVERSIFIED TENANT BASE Top Ten Tenants As of September 30, 2021. *Represents Moody’s Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. 1. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3. Top Ten Tenants Represent 33 % of SLR (1)

8 Office Distribution Industrial FOCUS ON HIGH - QUALITY TENANTS Only Focused on Markets with Quality Sovereign Debt Ratings (S&P) U.S. Finland Luxembourg Germany The Netherlands Canada U.K. France Guernsey Spain Italy AA+ AA+ AAA AAA AAA AAA AA AA AA - A BBB Moody’s: A1 Moody’s: Aaa** Moody’s: Aa3 Moody’s: A2 Moody’s: Baa2 Moody’s: Baa2** Moody’s: Baa2 Moody’s: Aa1** Moody’s: Baa1 Moody’s: A2 Moody’s: A2 Best - in - class portfolio leased to primarily Investment Grade (1) rated tenants across North America and Europe *Represents Moody’s Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. 1. Refer to Investment Grade Rating definition included in the footnotes to page 2 Comprised of 31% leased to tenants with an ac tua l investment grade rating and 24% leased to tenants with an implied investment grade rating as of September 30, 2021. Moody’s: Baa3**

9 DIFFERENTIATED INVESTMENT STRATEGY Geography Asset Type Property Fundamentals Credit Quality Structure and Pricing • Focus on U.S. and strong sovereign debt rated countries in Continental Europe • Strategically located industrial and distribution facilities • Mission critical, single tenant net lease corporate and headquarter assets • Continuous monitoring of improving or deteriorating credit quality for asset management opportunities • In - house financial and credit review using Moody’s analytics • Analysis of property condition and local market changes • Concentration on long term net leases with contractual rent increases • Deposits and covenants help to further protect deployment of capital Focused on acquiring primarily single - tenant industrial and distribution and office properties in North America and Continental Europe to generate superior risk - adjusted returns

ROBUST ACQUISITIONS DRIVE CONTINUED GROWTH

GNL GLOBAL NET LEASE

Management continues to leverage its global network to generate high-quality, global, sale-leaseback transactions with world-class tenants

Acquisition Name	Acquisition Status	Credit Rating	Property Type	Purchase Price (in mm)[1]	Wtg. Avg. Cap Rate[2]	Wtg. Avg. Lease Term Remaining[3]
Momentum Manufacturing Group	Closed: Q2'2021	Caa2*	Industrial	$6.6		20.0
Schlumberger	Closed: Q2'2021	Baa1	Industrial/Office	$7.0		7.6
McLaren Campus 3-Pack	Closed: Q2'2021	Caa2	R&D/Industrial	$236.3[5]		20.0
Trafalgar Court	Closed: Q3'2021	Various[4]	Office	$76.5[5]		5.8
Total Closed 2021				**$326.3**	**10.2%**	**18.0**
Pilot Point Steel 2-Pack	Closed: Q4'2021	B3*	Industrial	$14.2		15.0
Walmart Learning Center	Closed: Q4'2021	Aa2	Office	$40.6		7.0
FCA US	Executed PSA – Expected: Q4'2021	Ba1**	Other	$6.9		9.5
Thetford Corporation 4-Pack	Executed LOI – Expected: Q4'2021	Ba1*	Industrial	$51.3		15.0
Promess 3-Pack	Executed LOI – Expected: Q4'2021	Baa3*	Industrial	$12.1		15.0
Total Q4'2021 Pipeline[6]				**$125.0**	**7.3%**	**14.1**
Total Closed + Q4'2021 Pipeline				**$451.3**	**9.0%**	**16.4**

*Represents Moody's Implied Rating' ** Represents Tenant or Guarantor Parent Rating even if not a guarantor on the lease.

1. Represents the contract purchase price and excludes acquisitions costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the nine months ended September 30, 2021 were $23.3 million.
2. Average Cap Rate is a rate of return on a real estate investment property based on the expected, annualized SLR that the property will generate under its existing lease or leases. Average Cap Rate is calculated by dividing the annualized SLR the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs. The weighted Average Cap Rate is based upon square footage as of the date of acquisition.
3. Represents remaining lease term as of closing date, or expected closing date, and is weighted based on square feet.
4. As of September 30, 2021, Northern Trust, the property's primary tenant, was A2 investment grade rated by Moody's and Aztec Group Limited, the property's secondary tenant, was Baa1 implied investment grade rated by Moody's.
5. Based on the exchange rate of 1.39 U.S. dollars to one British Pound at closing of each acquisition.
6. Based on information as of November 1, 2021. PSAs are subject to conditions and LOIs are non-binding. Pending acquisitions may not be completed on their contemplated terms, or at all.

10

11 Transaction Overview Tenants Northern Trust (75% of SF) Aztec Group Limited (25% of SF) Property Type Office (Class A) Credit Rating Northern Trust (S&P/Moody’s): A+/A2 Aztec Group Limited: Moody’s Implied Baa1 Locations Guernsey, Channel Islands Purchase Price $76.5 million (1) Square Feet 113,713 Weighted Average Remaining Lease Term (2) (years) 9.6 Tenants • Founded in Chicago in 1889, Northern Trust is one of the world’s leading financial institutions that provides investment and asset management services for institutions and high net worth individuals. • Aztec Group is a financial services firm and administers over 410 funds and 4,200 entities for a range of clients, totaling over £360 billion under administration. Property • The Class A office building is the second largest office building in the Channel Islands. Developed in 2002, the property encompasses over 113,000 SF and features two wings, known as the east and west wing, and a 520 - space car garage. • Prior to closing, the property had a weighted average remaining lease term of 5.8 years. However, GNL identified and executed an early lease extension opportunity with Aztec Group Limited that extended their lease by 15 years and the property's weighted average remaining lease term to 9.6 years. ▪ GNL is also in preliminary discussions to unlock further value through an early 15 - year lease extension with Northern Trust and converting their subtenants into direct tenants on similar terms (3) . Property and Tenants Overview GNL believes that its proactive measures created an opportunity to unlock approximately $14 million of new value, as supported by local market experts, when GNL completed the early lease extension with Aztec Group post acquisition THIRD QUARTER 2021 ACQUISITION: TRAFALGAR COURT CASE STUDY 1. Based on the exchange rate of 1.39 U.S. dollars to one British Pound at closing of each acquisition. 2. Refer to basis for metric calculation included in the footnotes on page 3. 3. There can be no assurance that these discussions will lead to a definitive lease extension agreement on the contemplated term s, or at all.

12 GLOBAL GEOGRAPHIC BALANCE Note: Metrics as of September 30, 2021 unless otherwise noted. 1. Refer to basis for metric calculation included in the footnotes on page 3. 2. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3. U.S. and Canada Number of Assets: 239 Weighted Average Remaining Lease Term: 8.5 years (1) % of GNL SLR: 60.0% (2) Europe Number of Assets: 73 Weighted Average Remaining Lease Term: 7.8 years (1) % of GNL SLR: 40.0% (2)

13 Office 48% Industrial/Distribution 47% Retail 5% United States & Canada 60% Europe 40% Office 43% Industrial/Distribution 52% Retail 5% PORTFOLIO ENHANCEMENT Continued Focus Towards Industrial and Distribution Properties and Balanced Geographic Diversification United States & Canada 64% Europe 36% Property Type Concentration (1) Geographic Concentration (1) As of September 30, 2020 As of September 30, 2020 As of September 30, 2021 2021 vs 2020: Industrial / Distribution concentration increased to 52% from 47% in large part due to the $236 million global sale leaseback transaction with The McLaren Group in Q2’21 As of September 30, 2021 2021 vs 2020: Year over year, European concentration increased as management leveraged its global network and took advantage of attractive European industrial and distribution and office property acquisitions Note: Metrics as of September 30, 2021 unless otherwise noted. 1. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3.

ROBUST LEASING ACTIVITY

GNL GLOBAL NET LEASE

Year-to-date, GNL completed nine lease extensions and one tenant expansion project and executed one LOI, that in total, relate to leases that encompass 1.5 million square feet and $15.7 million of annual base rent[1], if the LOI leads to a definitive agreement

Year-to-Date Lease Extensions + Expansions[2]

Lease Extensions + Expansions Completed and Under LOI	11
Old Weighted Average Remaining Lease Term	4.1 Years
New Weighted Average Remaining Lease Term	8.7 Years
Annual Rent Extended + Expanded[1]	$15.7 million
Square Feet Extended + Expanded	1,541,902
SF % of Portfolio	4.0%

Lease Expiration Schedule[3] (Q3'20 vs. Q3'21)



Lease Expiration Schedule (Q3'20)
Lease Expiration Schedule (Q3'21)
1% 1%
5% 4%
7% 6%
13% 11%
9% 9%
65% 70%
2021
2022
2023
2024
2025
Thereafter

Strategic 10-Year Lease Extension

Trinity Health

Credit Rating: Aa3
(Moody's Implied)

Location	Livonia, MI
Number of leases	1
Square Feet Extended	197,530
% of Total Portfolio Square Feet	0.5%
New Remaining Lease Term	11 Years

Post Acquisition 15-Year Lease Extension

AZTEC GROUP

Credit Rating: Baa1
(Moody's Implied)

Location	Guernsey, Channel Islands
Number of leases	1
Square Feet Extended	26,146
% of Total Portfolio Square Feet	0.1%
New Remaining Lease Term	17 Years

1. Represents total square feet covered by and total amount due for leases that were (or, for LOIs, expected to be) expanded or extended giving effect to such extension or expansion. Based on the exchange rate of 1.17 U.S. Dollars to one Euro and 1.35 U.S. dollars to one British Pound.
2. Based on information as of November 1, 2021. Excludes one lease termination for 176,024 square feet and $162,260 in annual base rent.
3. Based on square feet as of September 30, 2021 for Q3'21 and September 30, 2020 for Q3'20. Lease expiration schedule adjusted for one 2021 lease extensions subject to a non-binding LOI agreement. There can be no assurance a definitive lease will be entered into on the contemplated terms, or at all. Without giving effect to an adjustment for the lease extension under LOI, the 2024 category would have resulted in 12% of GNL's square footage expiring in the period and the thereafter category would have resulted in 69% of GNL's square footage expiring in the period.

14

PERFORMANCE METRICS

GNL GLOBAL NET LEASE

Third Quarter 2021 Key Highlights

- Year-to-date closed and pipeline acquisitions of $451.3 million with a weighted average Going-in Cap Rate(1) of 8.0% and a weighted Average Cap Rate of 9.0%(2)
- In the third quarter, GNL completed the acquisition of a Class A, multi-tenant, office building in the Channel Islands for $76.5 million at an 8.1% Average Cap Rate. The Class A office building is the second largest in the Channel Islands and is leased to two Investment Grade Rated tenants(3)
  - Prior to closing, the property had a weighted average remaining lease term of 5.8 years. However, GNL identified and executed an early lease extension opportunity with Aztec Group Limited that extended their lease by 15 years and the property's weighted average remaining lease term to 9.6 years
- Year-to-date, GNL completed nine lease extensions and one tenant expansion project and executed one LOI(4), that in total, relate to leases that encompass 1.5 million square feet and $15.7 million of annual base rent, if the LOI leads to a definitive agreement
- Year over year, annualized straight-line rent derived from industrial and distribution assets increased from 47% to 52% while geographic exposure to Europe increased to 40% from 37% of annualized straight-line rent
- Collected nearly 100% of Original Cash Rent due across the portfolio for the fourth consecutive quarter
- As compared to Q1'20, GNL continues to exceed pre-pandemic performance levels, which management believes offers significant upside potential
- As of September 30, 2021, GNL had ample liquidity of $280 million, including $176 million of cash and cash equivalents and $104 million available for future borrowings under the Company's revolving credit facility

Q3'21 Net Loss, AFFO(5) and Common Stock Dividends *($mm)*



$2.4
$40.3
$44.3
Net Income
Common Stock Dividends
AFFO

($ in millions, except for per share data)	Q3 2021	Q3 2020
Net Income (Loss)	$2.4	($0.5)
Adjusted Funds From Operations(5)	$44.3	$40.9
Adjusted Funds From Operations per Share(5)	$0.44	$0.46
Dividends Paid to Common Stockholders	$40.3	$35.8
Weighted Average Shares Outstanding, Fully Diluted	101.5	89.5

1. Going-in Cap Rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease or leases during the first year of the lease. Going-in Cap Rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs.
2. Refer to slide 10 for additional information and basis for metric calculation included in the footnotes.
3. Refer to page 11 for further details.
4. Refer to page 14 for further details.
5. Adjusted Funds from Operations ("AFFO"). See "Non-GAAP measures" on pages 25 and 26 for a description of AFFO and page 29 for a reconciliation of AFFO to net income, the most directly comparable GAAP Financial measure.

15

16 $135 $149 $146 $135 $176 2017 2018 2019 2020 Q3'21 Annualized $3,173 $3,421 $3,763 $4,319 $4,584 1/1/2017 1/1/2018 1/1/2019 1/1/2020 1/1/2021 CONTINUED FOCUS ON DRIVING EARNINGS GROWTH Historical Revenue Growth Core Funds From Operations (1) Real Estate Assets at Cost Adjusted Funds From Operations (1) $259 $282 $306 $330 $383 2017 2018 2019 2020 Q3'21 Annualized $ in millions $141 $147 $160 $161 $177 2017 2018 2019 2020 Q3'21 Annualized $ in millions $ in millions $ in millions 16 Note: Full year metrics as of the end and for the twelve months ended December 31 for each respective year except for Septemb er 30, 2021 which is as of quarter end. Q3'21 Annualized numbers represent metrics for the quarter ended September 30, 2021 multiplied by four. Future quarters may not be comparable to the quarter ended September 30, 2021. 1. See “Non - GAAP measures” on pages 25 and 26 for a description of Core FFO and AFFO and page 29 and 30 for a reconciliation of Cor e FFO and AFFO to net income, the most directly comparable GAAP Financial measure. 12/31/17 12/31/18 12/31/19 12/31/20 9/30/21

KEY METRICS

GNL
GLOBAL NET LEASE

Debt Metrics

Metric	Q3'2021
Net Debt to Enterprise Value[1]	53.0%
Net Debt to Adjusted EBITDA (annualized)[2]	7.4x
Interest Coverage Ratio[3]	3.4x
Weighted Average Interest Rate[4]	3.4%
Weighted Average Debt Maturity[5]	4.5 Years
Floating Rate / Fixed Rate[6]	6.1% / 93.9%

Debt by Currency


GBP
20%
USD
50%
EUR
30%

Debt Maturity


(in millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$5
$58
$119
$306
$286
$361
$81
$500
$690
2021
2022
2023
2024
2025
Thereafter
Mortgages
Credit Facility
Unsecured Notes(7)

Lease Expiration Schedule (% of SF Per Year)

Weighted Average Remaining Lease Term: 8.2 years[8]


1%
4%
6%
12%
9%
5%
2%
10%
51%
2021
2022
2023
2024
2025
2026
2027
2028
Thereafter

1. Enterprise value of $4.2 billion is calculated based on the September 30, 2021 closing price of $16.02 per common share, $27.00 per Series A Preferred Share, $27.90 per Series B Preferred Share and net debt of $2.2 billion, comprised of the principal amount of GNL's debt totaling $2.4 billion less cash and cash equivalents totaling $176 million, as of September 30, 2021.
2. For the third quarter 2021, represents net debt equal to $2.2 billion (total debt outstanding of $2.4 billion less cash and cash equivalents of $176 million) to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), annualized based on third quarter 2021 Adjusted EBITDA multiplied by four. See "Non-GAAP Measures" on page 27 for a description of Adjusted EBITDA and page 28 for a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP Financial measure.
3. The interest coverage ratio is calculated by dividing Adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). See "Non-GAAP Measures" on page 27 for a description of Adjusted EBITDA and Cash Paid for Interest and page 28 for a reconciliation of Adjusted EBITDA and Cash Paid for Interest to net income, the most directly comparable GAAP Financial measure.
4. The weighted average interest rate is based on the outstanding principal balance of the debt of the applicable quarter.
5. Weighted average debt maturity based on outstanding principal balance of the debt as of the last day of the applicable quarter.
6. Fixed rate debt includes floating rate debt fixed by swaps.
7. The unsecured notes are guaranteed by each subsidiary that is a guarantor under the Company's credit facility, and each future subsidiary that subsequently guarantees indebtedness under the credit facility.
8. Weighted average remaining lease term in years is based on square feet as of the last day of the applicable quarter.

17

18 5.1 5.4 5.1 4.7 4.5 3.1% 3.3% 3.3% 3.4% 3.4% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Weighted-Average Maturity Weighted-Average Interest Rate ENHANCED CAPITAL STRUCTURE Fortified balance sheet comprised of $500 million of unsecured notes that are rated (1) investment grade by S&P and BB+ by Fitch plus $1.9 billion of additional debt that, in total, has a weighted average interest rate of 3.4% Debt Maturity and Interest Expense by Quarter GNL Capital Structure by Quarter (2) (in millions) (years) (WAVG interest expense) 1. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at a ny time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. 2. As of the final day of the applicable quarter or for the applicable quarter (based on closing price for common equity and preferred equity) . 3. The unsecured notes are guaranteed by each subsidiary that is a guarantor under the Company's credit facility, and each futur e s ubsidiary that subsequently guarantees indebtedness under the credit facility. $1,425 $1,536 $1,725 $1,859 $1,664 $267 $276 $296 $306 $309 $500 $500 $500 $500 $1,418 $1,379 $1,362 $1,505 $1,501 $681 $414 $416 $461 $405 $3,791 $4,105 $4,299 $4,631 $4,380 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 Q3 2020 Q4 2020 Q1 2021 Q2'2021 Q3'2021 Common Equity Preferred Equity Unsecured Notes Mortgage Debt Credit Facility (3)

19 Management structure fully aligned to compensate based on operational outperformance, in turn delivering increased value to shareholders James L. Nelson Chief Executive Officer and President No transactional fees allows for low general and administrative costs, which allows AR Global to provide greater resources at a lower cost (1) Lower Overhead Costs AR Global has sponsored or co - sponsored 15 REITs which have acquired more than $40 billion of real estate since 2007 Experience The audit, compensation, nominating and corporate governance and conflicts committees are comprised of independent directors Corporate Governance Company is supported by a dedicated financial accounting and reporting team, and maintains its own financial reporting processes, controls, and procedures Operational Efficiencies • Currently serves as Chief Financial Officer of New York City REIT • Previously served as Chief Accounting Officer of Global Net Lease • Past experience includes accounting positions with Goldman Sachs and KPMG • Certified Public Accountant in New York State 1. As compared to fees associated with the prior management contract. Chris Masterson 19 FULLY ALIGNED MANAGEMENT STRUCTURE Fully integrated external management team creates a highly scalable platform with a proven, global sale leaseback origination network Chief Financial Officer, Treasurer and Secretary • Joined GNL as an Independent Board Member on March 2017 • Currently serves as an independent director and chair of the audit committee for Chewy, Inc. and Roman DBDR Tech Acquisition Corp.. He also currently serves as an independent director and member of the audit committee for Xerox Holdings Corporation • Previously served as CEO of Orbitex Management and Eaglescliff Corporation and in various roles on the Boards of Herbalife Nutrition Ltd., Caesars Entertainment Inc., Icahn Enterprises, and Take Two Interactive Software, Inc. Performance Alignment

20 COMPREHENSIVE HEDGING PROGRAM Hedging Foreign Currency Exchange Risk • Provides protection against a weakening in the value of EUR and GBP versus the U.S. Dollar associated with the Company’s foreign property operations Interest Rate Swaps: Fixing Interest on Floating Rate Debt • Cost effective tools that mitigate against adverse fluctuations in interest rates; effectively acting to convert variable rate debt into fixed rate debt resulting in reduced exposure to variability in cash flows related to interest payments Comprehensive hedging program, with a number of components designed to limit the impact of adverse currency and interest rate movements

21 The statements in this presentation that are not historical facts may be forward - looking statements . These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different . In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward - looking statement, although not all forward - looking statements contain these identifying words . Any statements referring to the future value of an investment in GNL, as well as the success that GNL may have in executing its business plan, are also forward - looking statements . There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results to differ materially from those contemplated by such forward - looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2020 filed with the SEC on February 26 , 2021 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports . Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law . This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under Federal Securities laws . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties . The Company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we’ve made the statements . FORWARD LOOKING STATEMENTS

22 RISK FACTORS The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements . • We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect . • Our ability to continue implementing our growth strategy depends on our ability to access additional debt or equity financing on attractive terms, and there can be no assurance we will be able to so on favorable terms or at all . • Provisions in our credit facility may limit our ability to pay dividends on our common stock, our Series A Preferred Stock, our Series B Preferred Stock, or any other stock we may issue . • If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources . • Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes . • Market and economic challenges experienced by the U . S . and global economies may adversely impact aspects of our operating results and operating condition . • We are subject to risks associated with our international investments, including uncertainty associated with the U . K . ’s withdrawal from the European Union, compliance with and changes in foreign laws and fluctuations in foreign currency exchange rates . • Inflation may have an adverse effect on our investments . • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID - 19 pandemic, including negative impacts on our tenants and their respective businesses . • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants . If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases . • Our tenants may not be diversified including by industry type or geographic location .

23 RISK FACTORS (CONTINUED) • In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change . • We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations . • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters . Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us . • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases . • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments . We may incur additional indebtedness in the future . • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders . • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities . • We may fail to continue to qualify as a real estate investment trust for U . S . federal income tax purposes .

24 DISCLAIMERS • This presentation includes estimated projections of future operating results . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2020 filed with the SEC on February 26 , 2021 and subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K filed with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . • This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings . The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings . These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information . • All of the concessions granted to the Company's tenants as a result of the COVID - 19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable . The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery . In light of the COVID - 19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID - 19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract . As a result, rental revenue used to calculate Net Income and NAREIT FFO has not, and the Company does not expect it to be, significantly impacted by deferrals its has entered into . In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight - line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals . • A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time . Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating .

25 DEFINITIONS • Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT . FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States ("GAAP") . • We calculate FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Our FFO calculation complies with NAREIT's definition . • The historical accounting convention used for real estate assets requires straight - line depreciation of buildings and improvements, and straight - line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time . We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative . Historical accounting for real estate involves the use of GAAP . Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP . Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income . However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance . The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non - GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO . Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do . Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non - controlling interest to arrive at FFO, Core FFO and AFFO, as applicable . • We consider FFO, Core FFO and AFFO useful indicators of our performance . Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs .

26 DEFINITIONS (CONTINUED) • In calculating Core FFO, we start with FFO, then we exclude certain non - core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non - core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties . The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders . In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment . We also add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition, transaction and other costs as well as non - core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . • In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan . These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent and equity - based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance . We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance . We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance . • In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income . All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on - going performance . Further, under GAAP, certain contemplated non - cash fair value and other non - cash adjustments are considered operating non - cash adjustments to net income . In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance . Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance . Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance . By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information . By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements . AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions .

27 DEFINITIONS (CONTINUED) • As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities . • We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for acquisition, transaction and other costs, other non - cash items and including our pro - rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . • NOI is a non - GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non - cash expenses and interest expense . We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level . Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations . Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income . NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations . For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level . In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level . NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently . We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements . NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity . • Cash NOI, is a non - GAAP financial measure that is intended to reflect the performance of our properties . We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs . Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs . The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI . • Cash Paid for Interest is calculated based on the interest expense less non - cash portion of interest expense and amortization of mortgage (discount) premium, net . Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility . Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP .

28 NON – GAAP RECONCILIATIONS Three Months Ended September 30, 2021 September 30, 2020 March 31, 2020 EBITDA: Net income $ 7,390 $ 4,142 $ 9,601 Depreciation and amortization 41,665 35,049 33,533 Interest expense 24,858 18,677 16,440 Income tax expense 1,930 862 959 EBITDA 75,843 58,730 60,533 Impairment charges 1,199 — — Equity based compensation 2,721 2,479 2,488 Acquisition, transaction and other costs 54 75 280 Gain on dispositions of real estate investments (1,195) — — Gain (loss) on derivative instruments (3,560) 2,464 (3,143) Other loss (income) 158 (142) (48) Adjusted EBITDA $ 75,220 $ 63,606 $ 60,110 Operating fees to related parties 9,880 8,939 8,794 General and administrative 3,911 2,641 2,961 NOI $ 89,011 $ 75,186 $ 71,865 Amortization of above - and below - market leases and ground lease assets and liabilities, net 81 198 232 Straight - line rent (1,658) (1,879) (1,487) Cash NOI $ 87,434 $ 73,505 $ 70,610 Cash Paid for Interest: Interest Expense $ 24,858 $ 18,677 $ 16,440 Non - cash portion of interest expense (2,590) (2,075) (1,810) Amortization of mortgage discounts premiums, net (263) — (10) Total Cash Paid for Interest $ 22,005 $ 16,602 $ 14,620

FFO AND AFFO RECONCILIATIONS

GNL GLOBAL NET LEASE

	Three Months Ended			
	September 30, 2021	September 30, 2020	March 31, 2020	December 31, 2019
Funds from operations (FFO):				
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$ 2,374	$ (502)	$ 5,038	$ 9,263
Impairment charges	1,199	—	—	—
Depreciation and amortization	41,665	35,049	33,533	31,989
Gain on dispositions of real estate investments	(1,195)	—	—	(8,824)
FFO (as defined by NAREIT) attributable to common stockholders[(1)]	**$ 44,043**	**$ 34,547**	**$ 38,571**	**$ 32,428**
Acquisition, transaction and other costs	54	75	280	19
Loss on extinguishment of debt	—	—	—	(379)
Core FFO attributable to common stockholders[(1)]	**$ 44,097**	**$ 34,622**	**$ 38,851**	**$ 32,068**
Non-cash equity based compensation	2,721	2,479	2,488	2,491
Non-cash portion of interest expense	2,590	2,075	1,810	1,789
Amortization of above and below-market leases and ground lease assets and liabilities, net	81	198	232	633
Straight-line rent	(1,658)	(1,879)	(1,487)	(1,695)
Straight-line rent (rent deferral agreement)[(2)]	(246)	320	—	—
Eliminate (gain) unrealized losses on foreign currency transactions[(3)]	(3,591)	3,061	(2,082)	4,592
Amortization of mortgage discounts and premiums, net	263	—	10	28
Adjusted funds from operations (AFFO) attributable to common stockholders[(1)]	**$ 44,257**	**$ 40,876**	**$ 39,822**	**$ 39,906**
Basic weighted average common shares outstanding	**101,478**	**89,483**	**89,459**	**89,458**
Diluted weighted average common shares outstanding	**101,478**	**89,483**	**89,499**	**90,777**
Net income (loss) per share attributable to common stockholders	$ 0.02	$ (0.01)	$ 0.05	$ 0.10
FFO per share	$ 0.43	$ 0.39	$ 0.43	$ 0.36
Core FFO per share	$ 0.43	$ 0.39	$ 0.43	$ 0.35
AFFO per share	$ 0.44	$ 0.46	$ 0.44	$ 0.44
Dividends declared[(4)]	$ 40,302	$ 35,794	$ 47,638	$ 47,659

1. *FFO, Core FFO and AFFO for the three months ended September 30, 2021 includes income from a lease termination fee of $2.2 million, which is recorded in revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO.*
2. *Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.*
3. *For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2021, gains on derivative instruments was $3.6 million which consisted of unrealized gains of $3.6 million. For the three months ended September 30, 2020, losses on derivative instruments was $2.5 million which consisted of unrealized losses of $3.1 million and realized gains of $0.6 million. For the three months ended March 31, 2020, gain on derivative instruments was $3.1 million which consisted of unrealized gains of $2.1 million and realized gains of $1.0 million. For the three months ended December 31, 2019, loss on derivative instruments were $3.9 million, which were comprised of unrealized losses of $0.6 million and realized gains of $1.7 million*
4. *Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series A Preferred Stock or Series B Preferred Stock.*

29

ANNUAL FFO AND AFFO RECONCILIATIONS

GNL GLOBAL NET LEASE

	Twelve Months Ended			
	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020
Funds from operations (FFO):				
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$ 20,731	$ 1,082	$ 34,535	$ (7,775)
Impairment charges	—	5,000	6,375	—
Depreciation and amortization	113,048	119,582	125,996	138,543
Gain (loss) on dispositions of real estate investments	(1,089)	5,751	(23,616)	153
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(78)	—	—	—
FFO (as defined by NAREIT) attributable to common stockholders	**$ 132,612**	**$ 131,415**	**$ 143,290**	**$ 130,921**
Acquisition, transaction and other costs	1,979	13,850	1,320	663
Loss on extinguishment of debt	—	3,897	949	3,601
Fire loss (recovery)	45	(50)	—	—
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	(1)	—	—	—
Core FFO attributable to common stockholders	**$ 134,635**	**$ 149,112**	**$ 145,559**	**$ 135,185**
Non-cash equity based compensation	(3,787)	2,649	9,530	10,065
Non-cash portion of interest expense	4,420	5,193	6,614	7,809
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	1,930	2,130	1,655	791
Straight-line rent	(10,537)	(6,310)	(6,758)	(7,937)
Straight-line rent (rent deferral agreement)[1]	—	—	—	1,808
Unrealized loss (income) on undesignated foreign currency advances and other hedge ineffectiveness	3,679	434	(76)	6,039
Eliminate unrealized losses (gains) on foreign currency transactions	10,182	(7,127)	2,919	6,752
Amortization of mortgage discounts and premiums, net	827	1,249	260	13
Deferred tax benefit	(693)	—	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(4)	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	**$ 140,652**	**$ 147,330**	**$ 159,703**	**$ 160,525**
Basic weighted average common shares outstanding	**66,878**	**69,411**	**85,031**	**89,483**
Diluted weighted average common shares outstanding	**66,878**	**69,663**	**86,350**	**89,483**
Net income (loss) per share attributable to common stockholders	$ 0.31	$ 0.01	$ 0.39	$ (0.09)
FFO per share	$ 1.98	$ 1.89	$ 1.66	$ 1.46
Core FFO per share	$ 2.01	$ 2.14	$ 1.69	$ 1.51
AFFO per share	$ 2.10	$ 2.11	$ 1.85	$ 1.79
Dividends declared	$ 142,427	$ 147,549	$ 150,922	$ 155,086

1. *Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period, for purposes of AFFO, as they are expected to be collected.*

30